SCHEDULE 14A INFORMATION
                                 (RULE 14a-101)
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]

Check the appropriate box:

[_]  Preliminary Proxy Statement             [_]  Confidential, For Use of the
[_]  Definitive Proxy Statement                   Commission Only (as permitted
[X]  Definitive Additional Materials              by Rule 14a-6(e)(2))
[_]  Soliciting Material Under Rule
     14a-11(c) or Rule 14a-12


                                 eUNIVERSE, INC.
--------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                BRAD D. GREENSPAN
--------------------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

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3)   Per unit price or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4)   Proposed maximum aggregate value of transaction:

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5)   Total fee paid:

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


[_]  Fee paid previously with preliminary materials:

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     0-11(a)(2)  and identify the filing for which the  offsetting  fee was paid previously.  Identify the previous filing by registration statement number,
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     2)   Form, Schedule or Registration Statement No.:

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     4)   Date Filed:

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


FOR IMMEDIATE RELEASE
                                               FOR FURTHER INFORMATION, CONTACT:

                                               ARTHUR B. CROZIER
                                               INNISFREE M&A INCORPORATED
                                               212-750-5833



BRAD GREENSPAN RELEASES LETTER REGARDING VETO RIGHTS EUNIVERSE (OTC: EUNI.PK) INCUMBENT DIRECTORS APPROVED IN VANTAGEPOINT TRANSACTION


Los Angeles, CA - January 26, 2004 - Brad Greenspan released the following letter to eUniverse, Inc. (OTC: EUNI.PK) stockholders today.


THE EUNIVERSE ANNUAL MEETING IS JUST DAYS AWAY --- ON THURSDAY, JANUARY 29.

AS YOU MAKE YOUR VOTING DECISION, CONSIDER THE VETO RIGHTS THAT THE INCUMBENT DIRECTOR NOMINEES APPROVED IN THE VANTAGEPOINT SERIES C PREFERRED STOCK FINANCING AND WHO WILL PROTECT THE VALUE OF YOUR INVESTMENT IN THE FUTURE.

VantagePoint, as the sole holder of the Series B preferred stock, can UNILATERALLY VETO ANY OF THE FOLLOWING TRANSACTIONS, even if they are in the best interests of the company and its other stockholders:

o        ANY merger or sale of the company

o ANY issuance of shares of capital stock in excess of 5% of the outstanding capital stock in any one transaction, or approximately 2 million shares. At current prices, this gives VantagePoint the unilateral right to block a financing transaction or acquisition of greater than $5 million.

o        ANY  issuance  of  shares  of  capital  stock in excess of 12.5% of the outstanding capital stock in any series of transactions, or approximately 5 million shares. At current prices, this gives VantagePoint the unilateral right to block a financing transaction or acquisition greater than $10 million.

o ANY issuance of any senior class, series or shares of Preferred Stock, even if necessary to avoid bankruptcy.

          VANTAGEPOINT'S VETO RIGHTS APPEAR TO BE A LOADED GUN POINTED
                       AT EUNIVERSE'S OTHER STOCKHOLDERS

Consider -- VantagePoint has no fiduciary duty to you or any of eUniverse's other stockholders.

In addition, VantagePoint's interests are not necessarily aligned with those of the other stockholders, particularly the common stockholders, due to the special preference rights the incumbent director nominees approved as part of the issuance of the Series C preferred stock to VantagePoint.


VANTAGEPOINT HAS A DUTY ONLY TO ITS OWN INVESTORS WITH RESPECT TO EUNIVERSE.

THEY ARE ENTITLED TO SERVE THEIR OWN INTERESTS AND THOSE OF THEIR PORTFOLIO COMPANIES, EVEN IF IT HARMS EUNIVERSE AND ITS OTHER STOCKHOLDERS.

Among their portfolio companies are:

o        Ascendant Solutions Inc. (OTCBB:ASDS),
o        Bakbone Software Inc. (OTCBB:BKBO.F),
o        Digital Lightwave Inc. (NASD:DIGL)
o        DSL.net Inc. (NDSC:DSLN),
o        And more than SIXTY other private companies.

These veto and preference rights are among the reasons that Mr. Greenspan vigorously opposed the VantagePoint transaction and favored the significantly less dilutive common stock placement that had no preference or veto rights of any kind.

The eUniverse Board will probably need to negotiate with VantagePoint to seek waivers of its veto rights in order to ensure the long-term prosperity of the company. Who should you trust to participate in those negotiations - our independent, experienced nominees or the incumbent directors who agreed to these onerous provisions in the first place?

THE CHOICE IS CLEAR. VOTE THE BLUE PROXY CARD TODAY TO PROTECT THE VALUE OF YOUR INVESTMENT!


If you have any questions or need assistance in voting your shares, please call Innisfree M&A Incorporated, toll-free, at 1-888-750-5834.


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